UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2007, Peter T. Kissinger, Ph.D., Director, Chairman of the Board and Chief Scientific Officer, and Candice B. Kissinger, Director, Secretary, Senior Vice President and Director of Research, each resigned from their positions on the Board of Directors of Bioanalytical Systems, Inc. (the "Company"), and from every office each held with the Company. The Company named Dr. Kissinger to be the Chairman Emeritus of its Board of Directors.

In connection with the resignations of Dr. and Mrs. Kissinger, the Company entered into a Severance Agreement and Release of All Claims (a "Severance Agreement") with each of Dr. Kissinger and Mrs. Kissinger. The Severance Agreements require the Company to pay $175,000, less tax and deductions required by law, to each of Dr. and Mrs. Kissinger. This amount will be paid in the form of a lump sum payment of $87,500 to each of Dr. and Mrs. Kissinger on the first regular payroll date after October 5, 2007. The remainder will be paid to Dr. and Mrs. Kissinger each in 6 equal monthly installments, beginning November 2007 and ending April 2008. Each of Dr. and Mrs. Kissinger will also be entitled to receive a payment equal to the monthly cost of maintaining health insurance for themselves and their dependents for 12 months. The Severance Agreements release any claims Dr. or Mrs. Kissinger may have against the Company. Dr. and Mrs. Kissinger may also convert their life insurance policies to individual policies, with Company assistance but not at Company expense. All of Dr. and Mrs. Kissingers' stock options are terminated by the Severance Agreements. The Severance Agreements also contain confidentiality, non-disparagement and non-solicitation provisions for the benefit of the Company.

On September 28, 2007, the Company also entered into a License Agreement with Phlebotics, Inc. (the "License Agreement"). The License Agreement provides for a license by the Company to Phlebotics, Inc. of two of the Company's patent applications and their related know-how related to portable sampling and drug delivery devices. The License Agreement applies only to uses in human applications. Phlebotics, Inc. is affiliated with Dr. and Mrs. Kissinger, and the Company entered into the License Agreement in connection with the resignations of Dr. and Mrs. Kissinger. No amounts are payable to Dr. or Mrs. Kissinger under the License Agreement.

The foregoing descriptions of the Severance Agreements and the License Agreement are qualified in their entirety by reference to the Severance Agreement and Release of All Claims, dated September 28, 2007, between Candice B. Kissinger and Bioanalytical Systems, Inc., which is filed as Exhibit 10.1 to this report and which is incorporated herein by reference, the Severance Agreement and Release of All Claims, dated September 28, 2007, between Peter T. Kissinger, Ph.D. and Bioanalytical Systems, Inc., which is filed as Exhibit 10.2 to this report and which is incorporated herein by reference, and the License Agreement, dated September 28, 2007, between Phlebotics, Inc. and Bioanalytical Systems, Inc., which is filed as Exhibit 10.3 to this report and which is incorporated herein by reference.

On October 2, 2007, the Company issued a press release regarding the resignations of Dr. and Mrs. Kissinger, a copy of which is attached hereto as Exhibit 99.1 to this report and which is incorporated herein by reference.

Item 8.01.	Other Events.

On October 3, 2007, the Company issued a press release regarding the financial impact of the Severance Agreements entered into with Dr. and Mrs. Kissinger, a copy of which is attached hereto as Exhibit 99.2 to this report and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

10.1	Severance Agreement and Release of All Claims, dated September 28, 2007, between Candice B. Kissinger and Bioanalytical Systems, Inc.

10.2	Severance Agreement and Release of All Claims, dated September 28, 2007, between Peter T. Kissinger, Ph.D. and Bioanalytical Systems, Inc.

10.3	License Agreement, dated September 28, 2007, between Phlebotics, Inc. and Bioanalytical Systems, Inc.

99.1	Bioanalytical Systems, Inc. Press Release, issued October 2, 2007.

99.2	Bioanalytical Systems, Inc. Press Release, issued October 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: October 4, 2007	By:	/s/ Michael R. Cox
Michael R. Cox
Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Severance Agreement and Release of All Claims, dated September 28, 2007, between Candice B. Kissinger and Bioanalytical Systems, Inc.

10.2	Severance Agreement and Release of All Claims, dated September 28, 2007, between Peter T. Kissinger, Ph.D. and Bioanalytical Systems, Inc.

10.3	License Agreement, dated September 28, 2007, between Phlebotics, Inc. and Bioanalytical Systems, Inc.

99.1	Bioanalytical Systems, Inc. Press Release, issued October 2, 2007.

99.2	Bioanalytical Systems, Inc. Press Release, issued October 3, 2007.